                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Jurisdiction
Subsidiaries (a)                                       of Incorporation or Organization
------------                                           --------------------------------
Abercrombie & Fitch Holding Corporation (b)                       Delaware
Abercrombie & Fitch Distribution Company (c)                      Ohio
Abercrombie & Fitch Fulfillment Company (c)                       Ohio
Abercrombie & Fitch Management Co. (c)                            Delaware
A&F Trademark, Inc. (d)                                           Delaware
Abercrombie & Fitch Merchandising & Design Co. (d)                Ohio
Abercrombie & Fitch Stores, Inc. (d)                              Ohio
Abercrombie & Fitch Trading Co. (d)                               Ohio
Hollister Co. (e)                                                 Delaware
A&F Ohio, Inc. (f)                                                Ohio
A&F West Coast Holding, Inc. (f)                                  Delaware
J.M. Hollister, LLC (f)                                           Delaware
A&F Michigan, Inc. (g)                                            Virginia
Hollister Michigan, LLC (h)                                       Virginia
Hollister Ohio, LLC (i)                                           Ohio
A&F California, LLC (j)                                           Ohio
Hollister California, LLC (j)                                     Ohio
J.M.H. Trademark, Inc. (k)                                        Delaware

(a) The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2004.

(b)      Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant.

(c)      Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation.

(d)      Wholly-owned subsidiary of Abercrombie & Fitch Management Co.

(e)      Wholly-owned subsidiary of A&F Trademark, Inc.

(f)      Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.

(g) Together Abercrombie & Fitch Stores, Inc. and Abercrombie & Fitch Management Co. own all the shares of A&F Michigan, Inc.

(h)      Wholly-owned subsidiary of A&F Michigan, Inc.

(i)      Wholly-owned subsidiary of A&F Ohio, Inc.

(j)      Wholly-owned subsidiary of A&F West Coast Holding, Inc.

(k)      Wholly-owned subsidiary of Hollister Co.